As filed with the Securities and Exchange Commission on November 5, 2012

Registration No. 333-165066

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-0479804
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

FMC Corporation

1735 Market Street

Philadelphia, PA 19103

(215) 299-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrea E. Utecht

Executive Vice President, General Counsel and Secretary

FMC Corporation

1735 Market Street

Philadelphia, PA 19103

(215) 299-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Termination of Registration Statement and deregistration of related securities that were not sold pursuant to the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 333-165066) filed by FMC Corporation (the “Registrant”) with the U.S. Securities and Exchange Commission on February 25, 2010 (the “2010 Registration Statement”) pursuant to which the Registrant registered its common stock, preferred stock, debt securities, warrants, depositary shares, stock purchase contracts and stock purchase units (collectively, the “Securities”) to be offered and sold by the Registrant from time to time.

On November 2, 2012, the Registrant filed that certain Registration Statement on Form S-3 (333-184736) (the “New Registration Statement”). In connection with the Registrant’s filing of the New Registration Statement, the Registrant hereby amends the 2010 Registration Statement to remove from registration all of the Securities registered but not yet sold under the 2010 Registration Statement and to terminate the effectiveness of the 2010 Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on November 5, 2012.

FMC CORPORATION

By:	/s/ Pierre R. Brondeau
Pierre R. Brondeau President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Director
Eduardo E. Cordeiro

*	Director	November 5, 2012
G. Peter D’Aloia

*	Director	November 5, 2012
C. Scott Greer

*	Director	November 5, 2012
Dirk A. Kempthorne

*	Director	November 5, 2012
Edward J. Mooney

*	Director	November 5, 2012
Paul J. Norris

[Signature Continued on next page]

[Signature Continued from previous page]

Signature	Title	Date

*	Director	November 5, 2012
Robert C. Pallash

Director
William H. Powell

*	Director	November 5, 2012
Vincent R. Volpe, Jr.

/s/ Pierre R. Brondeau	President, Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	November 5, 2012
Pierre R. Brondeau

/s/ Paul Graves	Executive Vice President and Chief Financial Officer (principal financial officer)	November 5, 2012
Paul Graves

*	Vice President and Controller (principal accounting officer)	November 5, 2012
Graham R. Wood

[Signatures continued from previous page]

*	Andrea E. Utecht, the undersigned attorney-in-fact, by signing her name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 on behalf of the above indicated directors and officers of the Registrant pursuant to a power of attorney filed with the U.S. Securities and Exchange Commission.

By:	/s/ Andrea E. Utecht
Andrea E. Utecht Attorney-in-Fact Date: November 5, 2012

EXHIBIT INDEX

Exhibit No.	Description
24	Power of Attorney (originally filed on the signature page of the Registration Statement on Form S-3 (333-165066) of the Registrant filed on February 25, 2010).